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Exhibit 99.3

Assured Guaranty Re Ltd.
June 30, 2010
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty") with the Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for periods ended March 31, 2010 and June 30, 2010. For the purposes of this financial supplement, all references to the "Company" shall mean AG Re.

Some amounts in this Financial Supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade of Assured Guaranty Ltd. or its subsidiaries and/or of transactions insured by Assured Guaranty Ltd.'s subsidiaries, both of which have occurred in the past; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of Assured Guaranty's loss reserves; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) decreased demand or increased competition; (8) changes in applicable accounting policies or practices; (9) changes in applicable laws or regulations, including insurance and tax laws; (10) other governmental actions; (11) difficulties with the execution of Assured Guaranty's business strategy; (12) contract cancellations; (13) Assured Guaranty's dependence on customers; (14) loss of key personnel; (15) adverse technological developments; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management's response to these factors; and (20) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Assured Guaranty Re Ltd.
New Business Production and Consolidated Statements of Operations
 (dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
			% Change versus 2Q-09			% Change versus YTD 2009
	2010	2009		2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Assured Guaranty Corp.	$3.7	$36.4	(90)%	$9.9	$113.4	(91)%
Assured Guaranty Municipal Corp. [1]	-	-	NM	181.3	-	NM
Third parties [1]	-	-	NM	-	-	NM

Total PVP	3.7	36.4	(90)%	191.2	113.4	69%
Less: PVP of credit derivatives	-	-	NM	-	0.6	(100)%

PVP of financial guaranty insurance	3.7	36.4	(90)%	191.2	112.8	70%
Less: Financial guaranty installment premium PVP	1.7	5.4	(69)%	(28.7)	9.5	NM

Total: Financial guaranty upfront gross written premiums ("GWP")	2.0	31.0	(94)%	219.9	103.3	113%
Plus: Financial guaranty installment adjustment [1]	(11.8)	13.2	NM	(13.0)	13.0	NM

Total: Financial guaranty GWP	(9.8)	44.2	NM	206.9	116.3	78%
Plus: Other segment GWP	-	-	NM	-	-	NM

Total GWP	$(9.8)	$44.2	NM	$206.9	$116.3	78%

Revenues:
Net earned premiums	$39.9	$52.0	(23)%	$74.4	$132.7	(44)%
Net investment income	21.9	23.5	(7)%	42.4	47.9	(11)%
Net realized investment gains (losses)	4.6	(10.3)	NM	5.8	(27.6)	NM
Change in fair value of credit derivatives:
Realized gains and other settlements	4.6	4.4	5%	9.2	9.7	(5)%
Credit impairment on credit derivatives	(8.6)	(8.9)	(3)%	(23.2)	(8.6)	170%
Non-credit impairment fair value gains on credit derivatives	6.2	(20.0)	NM	109.0	20.7	427%

Net change in fair value of credit derivatives	2.2	(24.5)	NM	95.0	21.8	336%
Other income	(7.1)	-	NM	(16.8)	-	NM

Total revenues	61.5	40.7	51%	200.8	174.8	15%
Expenses:
Loss and loss adjustment expenses	28.1	(8.4)	NM	67.5	50.0	35%
Amortization of deferred acquisition costs	10.5	13.4	(22)%	18.5	37.2	(50)%
Other operating expenses	5.7	6.4	(11)%	12.3	11.1	11%

Total expenses	44.3	11.4	289%	98.3	98.3	0%

Income before provision for income taxes	17.2	29.3	(41)%	102.5	76.5	34%
Provision (benefit) for income taxes	1.1	1.9	(42)%	1.8	(2.2)	NM

Net income	16.1	27.4	(41)%	100.7	78.7	28%
Less after-tax adjustments:
Realized gains (losses) on investments	4.2	(10.6)	NM	5.5	(27.8)	NM
Non-credit impairments unrealized fair value gains (losses) on credit derivatives	6.6	(21.5)	NM	108.9	19.0	473%
Foreign exchange gains (losses) on revaluation of premiums receivable	(7.1)	-	NM	(16.9)	-	NM

Operating income [3]	$12.4	$59.5	(79)%	$3.2	$87.5	(96)%

1. Assured Guaranty Municipal Corp. became an affiliate of AG Re effective July 1, 2009. PVP for quarter ended June 30, 2009 is included in "Third parties" line.

2. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

3. The Company has revised its definition of operating income in the three months ended June 30, 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Re Ltd.
Consolidated Balance Sheets
 (in millions)

	As of
	June 30, 2010	December 31, 2009
Assets
Investment portfolio, available-for-sale:
Fixed maturity securities, at fair value	$1,951.4	$1,895.3
Short-term investments	405.8	224.6

Total investment portfolio	2,357.2	2,119.9
Cash	22.2	10.9
Premiums receivable, net of ceding commissions payable	405.1	446.2
Ceded unearned premium reserve	0.4	0.5
Deferred acquisition costs	391.1	342.0
Reinsurance recoverable on unpaid losses	0.4	0.9
Credit derivative assets	65.9	68.4
Deferred tax asset, net	5.9	9.7
Salvage and subrogation recoverable	78.3	65.3
Other assets	40.9	22.9

Total assets	$3,367.4	$3,086.7

Liabilities and shareholder's equity
Liabilities
Unearned premium reserves	$1,442.2	$1,301.5
Loss and loss adjustment expense reserve	156.8	122.3
Credit derivative liabilities	319.5	379.4
Reinsurance balances payable, net	10.8	9.9
Other liabilities	26.2	20.9

Total liabilities	1,955.5	1,834.0
Shareholder's equity
Common stock	1.4	1.4
Additional paid-in capital	856.6	856.6
Retained earnings	458.4	357.7
Accumulated other comprehensive income	95.5	37.0

Total shareholder's equity	1,411.9	1,252.7

Total liabilities and shareholder's equity	$3,367.4	$3,086.7

Assured Guaranty Re Ltd.
Adjusted Book Value
 (dollars in millions)

	As of
			% Change versus 12/31/2009
	June 30, 2010	December 31, 2009
Reconciliation of shareholder's equity to adjusted book value:
Shareholder's equity	$1,411.9	$1,252.7	13%
Less after-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(161.0)	(243.2)	(34)%
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	95.5	37.0	158%

Operating shareholder's equity	$1,477.4	$1,458.9	1%
After-tax adjustments:
Less: Deferred acquisition costs	390.8	341.7	14%
Plus: Net present value of estimated net future credit derivative revenue	79.1	83.3	(5)%
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	1,410.1	1,270.4	11%

Adjusted book value	$2,575.8	$2,470.9	4%

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Re Ltd.
Financial Guaranty Gross Par Written
 (in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Sector:	Gross Par Written	Gross Par Written
U.S. Public Finance:
General obligation	$156	$18,295
Tax backed	17	5,169
Municipal utilities	13	4,880
Transportation	36	1,842
Healthcare	1	1,690
Higher education	12	1,389
Infrastructure finance	-	2
Housing	-	390
Other public finance	-	185

Total U.S. public finance	235	33,842
Non-U.S. Public Finance:
Infrastructure finance	8	8
Other public finance	-	8

Total non-U.S. public finance	8	16

Total public finance	243	33,858

U.S. Structured Finance:
Pooled corporate obligations
Consumer receivables	100	350
Other structured finance	250	250

Total U.S. structured finance	350	600
Non-U.S. Structured Finance:
Total non-U.S. structured finance	-	-

Total structured finance	350	600

Total gross par written	$593	$34,458

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Re Ltd.
Investment Portfolio
As of June 30, 2010
 (dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available for sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$104.5	4.09%	3.99%	$113.5	$4.3
Agency obligations	268.8	3.84%	3.75%	288.8	10.3
Foreign government securities	2.1	4.44%	3.87%	2.2	0.1
Obligations of states and political subdivisions	42.0	4.63%	4.56%	44.3	1.9
Insured obligations of state and political subdivisions [2]	6.3	4.66%	4.45%	6.4	0.3
Corporate securities	339.6	3.98%	3.82%	355.7	13.5
Mortgage-backed securities ("MBS") [3]:
Residential MBS ("RMBS")	734.3	5.20%	5.10%	773.4	38.2
Commercial MBS ("CMBS")	192.4	5.54%	5.19%	200.4	10.7
Asset-backed securities [4]	162.1	3.66%	3.66%	166.7	5.9

Total fixed maturity securities	1,852.1	4.60%	4.47%	$1,951.4	85.2
Short-term investments	405.8	0.17%	0.12%	405.8	0.7

Total investment portfolio	$2,257.9	3.81%	3.69%	$2,357.2	$85.9

Ratings [5]:	Fair Value	%
Treasury and government obligations	$113.5	5.8%
Agency obligations	288.8	14.8%
AAA/Aaa	1,095.0	56.1%
AA/Aa	163.8	8.4%
A/A	202.2	10.4%
BBB	-	-
Below investment grade ("BIG") [6]	88.1	4.5%

Total fixed maturity securities available for sale	$1,951.4	100.0%

Duration of investment portfolio (in years):		2.4

Average ratings of investment portfolio		AA+

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"), average A.

3. $0.4 million is U.S. subprime RMBS, which has an average rating of AAA.

4. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").

5. Ratings are represented by the lower of the Moody's and S&P classifications.

6. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation strategies of $134.0 million in par with carrying value of $46.4 million.

Assured Guaranty Re Ltd.
Financial Guaranty Profile (1 of 3)
 (dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of June 30, 2010
	Net Par Outstanding	Avg. Rating [1]
U.S. Public Finance:
General obligation	$44,646	A+
Tax backed	21,927	A+
Municipal utilities	15,204	A
Transportation	9,850	A
Healthcare	6,803	A
Higher education	4,692	A+
Infrastructure finance	1,899	A-
Investor-owned utilities	969	BBB+
Housing	931	AA-
Other public finance	2,691	BBB+

Total U.S. public finance	109,612	A+
Non-U.S. Public Finance:
Regulated utilities	5,710	BBB+
Infrastructure finance	3,718	BBB
Pooled infrastructure	1,729	AA-
Other public finance	896	A+

Total non-U.S. public finance	12,053	A-

Total public finance	121,665	A+

U.S. Structured Finance:
Pooled corporate obligations	6,562	AA+
RMBS and home equity	3,569	BB
Consumer receivables	1,910	A-
CMBS	1,632	AAA
Insurance securitizations	1,336	A+
Commercial receivables	1,213	BBB
Structured credit	1,149	A-
Other structured finance	206	BBB+

Total U.S. structured finance	17,577	A
Non-U.S. Structured Finance:
Pooled corporate obligations	2,778	AA+
RMBS and home equity	880	AAA
Commercial receivables	850	A-
Structured credit	771	BBB
Insurance securitizations	663	CCC-
CMBS	355	A
Consumer receivables	17	AAA
Other structured finance	168	A

Total non-U.S. structured finance	6,482	A+

Total structured finance	24,059	A

Total net par outstanding	$145,724	A

	Assumed from AGC	Assumed from AGM	Third Party	Total Net Par Outstanding	%
Public Finance:
U.S. public finance	$24,640	$58,322	$26,650	$109,612	75.2%
Non-U.S. public finance	3,401	5,627	3,025	12,053	8.3%

Total public finance	28,041	63,949	29,675	121,665	83.5%

Structured Finance:
U.S. structured finance	12,327	1,460	3,790	17,577	12.1%
Non-U.S. structured finance	3,960	584	1,938	6,482	4.4%

Total structured finance	16,287	2,044	5,728	24,059	16.5%

Total net par outstanding	$44,328	$65,993	$35,403	$145,724	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Re Ltd.
Financial Guaranty Profile (2 of 3)
 (dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	June 30, 2010
Ratings [1]:	Net Par Outstanding	%
Super senior	$3,035	2.1%
AAA	10,165	7.0%
AA	47,798	32.8%
A	57,539	39.5%
BBB	22,089	15.2%
BIG	5,098	3.4%

Total net par outstanding	$145,724	100.0%

Distribution of BIG Exposures by Sector as of June 30, 2010

	Net Par Outstanding	% of Total Net Par Outstanding
Public Finance:
General obligation	$238	0.2%
Municipal utilities	228	0.2%
Infrastructure finance	144	0.1%
Tax backed	128	0.1%
Healthcare	53	0.0%
Higher education	4	0.0%
Other public finance	621	0.4%

Total public finance	1,416	1.0%
Structured Finance:
RMBS and home equity	1,996	1.4%
Insurance securitizations	644	0.4%
Pooled corporate obligations	472	0.3%
Consumer receivables	360	0.2%
Commercial receivables	130	0.1%
Structured credit	43	0.0%
Other structured finance	37	0.0%

Total structured finance	3,682	2.4%

Total BIG exposures	$5,098	3.4%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured's exposure or (2) Assured's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured's attachment point to be materially above the AAA attachment point.

Assured Guaranty Re Ltd.
Financial Guaranty Profile (3 of 3)
 (dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of June 30, 2010

	Net Par Outstanding	% of Total
U.S.:
Public Finance
California	$16,435	11.3%
New York	9,360	6.4%
Florida	7,680	5.3%
Texas	7,529	5.2%
Illinois	6,202	4.3%
Pennsylvania	5,935	4.1%
New Jersey	4,221	2.9%
Michigan	3,860	2.6%
Massachusetts	3,806	2.6%
Washington	3,514	2.4%
Other states	41,070	28.1%

Total Public Finance	109,612	75.2%
Structured finance (multiple states)	17,577	12.1%

Total U.S.	127,189	87.3%

Non-U.S.:
United Kingdom	10,550	7.2%
Australia	2,181	1.5%
France	565	0.4%
Italy	479	0.3%
Canada	405	0.3%
Other	4,355	3.0%

Total non-U.S.	18,535	12.7%

Net par outstanding	$145,724	100.0%

Assured Guaranty Re Ltd.
Largest Exposures by Sector (1 of 2)
 (dollars in millions)

25 Largest U.S Public Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]
New Jersey (State of)	$1,281	AA-
California (State of)	1,276	A-
New York (City of) New York	1,203	AA-
Massachusetts (Commonwealth of)	1,093	AA
New York (State of)	973	AA-
Washington (State of)	906	AA-
Los Angeles California Unified School District	838	AA
Wisconsin (State of)	827	AA-
Port Authority of New York and New Jersey	729	AA-
Florida (State of)	718	AA+
Illinois (State of)	670	BBB+
Chicago (City of) Illinois	643	AA-
Long Island Power Authority	632	A-
New York MTA Transportation Authority	625	A
Philadelphia (City of) Pennsylvania	592	BBB-
Miami-Dade County Florida Aviation Authority - Miami International Airport	573	A+
Hawaii (State of) Department of Hawaiian Home Lands	568	AA
District of Columbia	540	A+
Michigan (State of)	538	A+
Philadelphia Pennsylvania School District	495	A
Miami-Dade County Florida School District	494	A-
Los Angeles California Department of Water and Power - Electric Revenue Bonds	491	AA-
Puerto Rico (Commonwealth of)	485	BBB-
Massachusetts (Commonwealth of) State Sales Tax	477	AA
Clark County Nevada School District	470	AA

Total top 25 U.S public finance exposures	$18,137

25 Largest U.S Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]
LIICA Holdings, LLC	$405	AA
Shenandoah Trust Capital I Term Securities	394	A+
Deutsche ALT-A Securities Mortgage Loan 2007-2	336	CCC
Private Structured Credit Transaction	267	BBB+
Jupiter Securitization Company	265	AAA
DB Master Finance LLC, Series 2006-1	234	BBB-
Applebees Enterprises LLC	233	BBB-
Sandelman Finance 2006-1 Limited	225	AAA
Timberlake Financial, LLC Floating Insured Notes	221	BBB
Prudential Closed Block Reinsurance Treaty	200	A+
Ford Credit Floorplan Master Owner Trust 2006-6	187	AA
Spirit Master Funding, LLC 2005-1	185	BBB
Countrywide Home Equity Loan Trust 2005-J	182	CCC
280 Funding I	165	AAA
Field Point IV, Limited	165	AA-
National Collegiate Trust Series 2007-3	155	CCC
Stone Tower Credit Funding	134	AAA
Private Structured Credit Transaction	128	AAA
Private Residential Mortgage Transaction	126	B
National Collegiate Trust Series 2007-4	125	CCC
Private Residential Mortgage Transaction	123	BBB-
Hertz Vehicle Financing, LLC Series 2005-2 & 3	120	BBB
Private Residential Mortgage Transaction	119	BB
Field Point III, Limited	119	AA-
Liberty CLO LTD	107	Super Senior

Total top 25 U.S structured finance exposures	$4,920

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Re Ltd.
Largest Exposures by Sector (2 of 2)
 (dollars in millions)

25 Largest non-U.S Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]
Southern Gas Networks PLC	$462	BBB
United Utilities Water PLC	436	A
Paragon Mortgages (No.13) PLC	391	AAA
Ballantyne Re PLC Class A-2 Floating Rate Notes	370	CC
International Infrastructure Pool	358	A-
International Infrastructure Pool	358	A-
International Infrastructure Pool	358	A-
Powercor Australia LLC	301	A-
Orkney Re II, PLC Series A-1 Floating Rate Notes	274	CCC
DBNGP Finance Co Pty Ltd Note Issue 1 & 2	269	BBB
Quebec Provence	262	A+
PB Domicile 2006-1	259	AAA
Taberna Europe CDO II PLC	255	BBB-
National Grid Gas PLC	254	A
Stichting Profile Securitisation I	252	Super Senior
A28 Motorway	240	BBB
Scotland Gas Networks PLC (A2)	235	BBB
Thames Water Utility Finance PLC	230	BBB+
Societe des Autoroutes du Nord et de l'est de France S.A.	228	A
Capital Hospitals (Issuer) plc	226	BBB-
Harbourmaster CLO I B.V.	224	AAA
Essential Public Infrastructure Capital III	224	Super Senior
Spirit Issuer Plc Class A1 Debenture Bonds	219	BBB-
Reliance Rail Finance Pty. Limited	217	BBB+
Telereal Securitisation PLC (British Telecom) A1	206	BBB+

Total top 25 largest non-U.S exposures	$7,108

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Re Ltd.
Claims Paying Resources and Statutory-basis Exposures 1
 (dollars in millions)

	As of
	June 30, 2010	December 31, 2009
Claims paying resources
Policyholders' surplus	$1,069	$1,190
Contingency reserve	-	-

Qualified statutory capital	1,069	1,190
Unearned premium reserve	1,037	848
Loss and loss adjustment expense reserves	267	129

Total policyholders' surplus and reserves	2,373	2,167
Present value of installment premium [2]	321	349
Standby line of credit/stop loss	200	200

Total claims paying resources	$2,894	$2,716

Net par insured outstanding	$143,090	$116,117
Net debt service outstanding	$230,984	$190,089
Ratios:
Net par insured to statutory capital	134:1	98:1
Capital ratio [3]	216:1	160:1
Financial resources ratio [4]	80:1	70:1

1. Assured Guaranty Re Ltd. ("AG Re") numbers are the Company's estimate of U.S. statutory as this company files Bermuda statutory financial statements. Statutory basis.

2. Includes financial guaranty insurance and credit derivatives.

3. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

4. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Re Ltd.
Loss and Loss Adjustment Expense ("LAE") Reserves by Segment/Type
 (in millions)

	As of June 30, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Total Financial Guaranty	Other	Total
Financial Guaranty segments insurance reserves by segment and type:
Gross loss and LAE reserves on financial guaranty contracts:
Case	$-	$154.4	$154.4	$0.3	$154.7
Incurred but not reported ("IBNR") and portfolio	-	-	-	2.1	2.1

Total gross loss and LAE reserves	$-	$154.4	$154.4	$2.4	$156.8
Ceded loss and LAE reserves on financial guaranty contracts:
Case	$-	$-	$-	$0.2	$0.2
IBNR and portfolio	-	-	-	0.2	0.2

Total ceded loss and LAE reserves	$-	$-	$-	$0.4	$0.4
Loss and LAE reserves on financial guaranty contracts net of ceded reinsurance:
Case	$-	$154.4	$154.4	$0.1	$154.5
IBNR and portfolio	-	-	-	1.9	1.9

Total net loss and LAE reserves	$-	$154.4	$154.4	$2.0	$156.4

Salvage and subrogation recoverable on financial guaranty contracts:
Gross	$-	$78.3	$78.3	$-	$78.3
Ceded [1]	-	-	-	-	-

Net salvage and subrogation recoverable	$-	$78.3	$78.3	$-	$78.3

					-
Credit impairment on credit derivative contracts [2]:
Case gross	$-	$86.7	$86.7	$-	$86.7
Case ceded	-	-	-	-	-

Case net credit derivative reserves	$-	$86.7	$86.7	$-	$86.7

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [3]
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$-	$154.4	$154.4
Credit impairment on credit derivative contracts	-	86.7	86.7

Net Loss and LAE reserves	$-	$241.1	$241.1

1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

2. Credit derivative assets and liabilities recorded on the balance sheet incorporate credit impairment on credit derivatives.

3. Gross of salvage and subrogation recoverable.

Assured Guaranty Re Ltd.
Below Investment Grade Exposures
As of June 30, 2010
 (dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding
U.S. Public Finance:
Guaranteed Student Loan transaction	$250
Detroit (City of) Michigan	215
Jefferson County Alabama Sewer	177
Guaranteed Student Loan transaction	136
Finance Authority of Maine	91
Guaranteed Student Loan transaction	71
Orlando Tourist Development Tax - Florida	62
Mashantucket Pequot Tribe, Connecticut	60

Total U.S. public finance	$1,062
Non-U.S. Public Finance:
Cross City Tunnel Motorway Finance Limited	$99

Total non-U.S. public finance	$99
U.S. Structured Finance:
Deutsche ALT-A Securities Mortgage Loan 2007-2	$336
COUNTRYWIDE HOME EQUITY LOAN TRUST 2005-J CL 1-A	182
Private Residential Mortgage Transaction	126
Private Residential Mortgage Transaction	119
MortageIT Securities Corp. Mortgage Loan 2007-2	87
Deutsche ALT-A Securities Mortgage Loan 2007-3	69
Private Residential Mortgage Transaction	69
CWALT Alternative Loan Trust 2007-HY9	59
Private Residential Mortgage Transaction	58
Countrywide Home Equity Loan Trust 2007-D	58
AAA Trust 2007-2	50

Total U.S. RMBS	1,213
National Collegiate Trust Series 2007-3	155
National Collegiate Trust Series 2007-4	125
Taberna Preferred Funding IV, LTD. Class A-1	73
National Collegiate Trust Series 2005-1 Class A-5-1 Grantor Trust Certificates	65
Rental Car Finance Corp. 2006-1	60
Taberna Preferred Funding II, LTD.	59
Attentus CDO I Limited Class A-1	58
Rental Car Finance Corp. 2007-1	50

Total Other	645
Total U.S. structured finance	$1,858
Non-U.S. Structured Finance:
Ballantyne Re plc	370
Orkney Re II, plc	274

Total non-U.S. structured finance	$644

Total	$3,663

Assured Guaranty Re Ltd.
Summary of Statutory Financial and Statistical Data
 (in millions)

		Year Ended December 31,
	YTD 2010	2009	2008	2007	2006	2005
Claims Paying Resources [1]
Policyholders' surplus	$1,069	$1,190	$1,220	$1,097	$741	$691
Contingency reserve	-	-	-	-	-	-

Qualified statutory capital	1,069	1,190	1,220	1,097	741	691
Unearned premium reserve	1,037	848	720	629	444	356
Loss and loss adjustment expense reserves	267	129	37	18	18	26

Total policyholders' surplus and reserves	2,373	2,167	1,977	1,744	1,203	1,073
Present value of installment premium	321	349	345	366	230	174
Standby line of credit/stop loss	200	200	200	200	-	-

Total claims paying resources	$2,894	$2,716	$2,522	$2,310	$1,433	$1,247

Other Financial Information (Statutory basis)
Net par outstanding (end of period)	$143,090	$116,117	$111,715	$106,253	$63,927	$49,806
Net debt service outstanding (end of period)	$230,984	$190,089	$184,541	$174,173	$94,652	$74,925

1. AG Re's numbers are the Company's estimate of U.S. statutory as this company files Bermuda statutory financial statements.

Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s 10-K report for the year ended December 31, 2009.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other public finance: primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories.

Explanation of Non-GAAP Financial Measures:

Assured Guaranty references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management uses these financial measures not in accordance with GAAP ("non-GAAP financial measures") and believes they assist investors and analysts in evaluating Assured Guaranty's financial results.

Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty, and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results. In addition, Assured Guaranty's management and board of directors also utilize non-GAAP financial measures as a basis for determining senior management incentive compensation. By providing a calculation of Assured Guaranty's non-GAAP financial measures in Assured Guaranty's financial results press release, periodic financial reports filed with the U.S. Securities and Exchange Commission and investor presentations, investors, analysts and financial news media reporters have access to the same information that management reviews internally.

The following paragraphs describe why each non-GAAP financial measure is useful for Assured Guaranty and define such non-GAAP financial measures on a separate company basis for AG Re. In each case, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of Assured Guaranty's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate Assured Guaranty's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income for AG Re is defined as net income (loss) attributable to AG Re, as reported under GAAP, adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate-related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  3)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

Operating Shareholder's Equity:    Management believes that operating shareholder's equity is a useful measure because it presents the equity of Assured Guaranty with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and members of the financial news media use operating shareholder's equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Many of Assured Guaranty's fixed income investors also use operating shareholder's equity to evaluate Assured Guaranty's capital adequacy. Operating shareholder's equity is the basis of the calculation of adjusted book value (see below). Operating shareholder's equity for AG Re is defined as shareholder's equity attributable to AG Re, as reported under GAAP, adjusted for the following:

  1)
  Elimination of the after-tax unrealized gains (losses) on the Company's investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Adjusted Book Value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of Assured Guaranty's in force premiums and revenues in addition to operating shareholder's equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and members of the financial news media use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value for AG Re is operating shareholder's equity for AG Re, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue:    This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure.

PVP or present value of new business production:    Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for AG Re by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (AG Re's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums AG Re expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts:

 Equity Investors:
Sabra Purtill
Managing Director, Investor Relations
(212) 408-6044
spurtill@assuredguaranty.com

Ross Aron
Assistant Vice President, Investor Relations
(212) 261-5509
raron@assuredguaranty.com
Assured Guaranty Re Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

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  Exhibit 99.3